UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023, as a result of her ongoing health issues, Ms. Kathleen S. Carroll was named Strategic Advisor to the Chairman & CEO of W.W. Grainger, Inc. (the “Company”). Prior to July 10, 2023, Ms. Carroll served as Senior Vice President and Chief Human Resources Officer of the Company. Ms. Carroll will engage in her new role upon her return from a health-related leave of absence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023

W.W. GRAINGER, INC.

By:	/s/ Ronald J. Edwards
	Name:	Ronald J. Edwards
	Title:	Vice President, Corporate Secretary